As filed with the Securities and Exchange Commission on August 31, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Deutsche Bank Aktiengesellschaft
(Exact Name of Registrant as Specified in Its Charter)

GERMANY (State or Other Jurisdiction of Incorporation or Organization)	NOT APPLICABLE (I.R.S. Employer Identification Number)
Theodor-Heuss-Allee 70
60486 Frankfurt am Main
Germany
011-49-69-910-00
(Address of Registrant’s Principal Executive Offices)
Deutsche Bank Equity Plan
Deutsche Bank Global Share Purchase Plan
(Full Title of the Plan)
Peter Sturzinger
Deutsche Bank Americas, c/o Office of the Secretary
60 Wall Street
New York, New York 10005
(212) 250-2500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
with copies to:

Robert J. Raymond, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	Legal Department Deutsche Bank Aktiengesellschaft Theodor-Heuss-Allee 70 60486 Frankfurt am Main Germany 011-49-69-910-00
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-168335) (the “Registration Statement”) of Deutsche Bank Aktiengesellschaft (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on July 27, 2010. The Registration Statement registered 20,000,000 ordinary shares, no par value, of the Registrant’s stock (“Shares”), to be offered pursuant to the Deutsche Bank Equity Plan (the “Plan”).
     The purpose of this Post-Effective Amendment No. 1 is to add an additional plan, the Deutsche Bank Global Share Purchase Plan (the “GSPP”), to the Registration Statement. Under the GSPP, Shares will be offered to certain employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees’ own purchase of Shares. 1,000,000 of the Shares registered in the Registration Statement will be used in connection with the GSPP for U.S. employees in respect of both the Shares purchased by employees through the GSPP and the Shares awarded to those employees in connection with those purchases. No additional securities are being registered hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference into this Post Effective Amendment No. 1 to the Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.6	Deutsche Bank Global Share Purchase Plan (filed herewith)
24.1	Power of Attorney (incorporated by reference to the power of attorney appearing on the signature page of the Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfurt, Germany on the 31st day of August, 2010.

DEUTSCHE BANK AKTIENGESELLSCHAFT
By:	/s/ Dr. Josef Ackermann*
Dr. Josef Ackermann
Chairperson of the Management Board

/s/ Dr. Hugo Banziger*
Dr. Hugo Banziger
Member of the Management Board

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of August, 2010.

Signature	Title

/s/ Dr. Josef Ackermann* (Dr. Josef Ackermann)	Chairperson of the Management Board (Principal Executive Officer)

/s/ Stefan Krause* (Stefan Krause)	Chief Financial Officer and Member of the Management Board (Principal Financial Officer)

/s/ Dr. Hugo Banziger* (Dr. Hugo Banziger)	Member of the Management Board

/s/ Hermann-Josef Lamberti* (Hermann-Josef Lamberti)	Member of the Management Board

/s/ Michael Cohrs* (Michael Cohrs)	Member of the Management Board

/s/ Jürgen Fitschen* (Jürgen Fitschen)	Member of the Management Board

/s/ Anshuman Jain* (Anshuman Jain)	Member of the Management Board

/s/ Rainer Neske* (Rainer Neske)	Member of the Management Board

Signature	Title

/s/ Martin Edelmann* (Martin Edelmann)	Managing Director (Principal Accounting Officer)

/s/ Peter Sturzinger* (Peter Sturzinger)	Deutsche Bank Americas Office of the Secretary (Authorized Representative in the United States)

*	By the following, acting jointly, as attorneys-in-fact:

/s/ Mathias Otto
Dr. Mathias Otto, as attorney-in-fact

/s/ Joseph C. Kopec
Joseph C. Kopec, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.6	Deutsche Bank Global Share Purchase Plan	Filed herewith
24.1	Power of Attorney	Incorporated by
reference to the
power of attorney
appearing on the
signature page of
the Registration
Statement